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                                                                EXHIBIT 23.1.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/ Prospectus of Heftel Broadcasting Corporation and to the incorporation by reference therein of our report dated November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP

Los Angeles, California
January 10, 1997